UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 8, 2004 (September 2, 2004)

Commission File Number: 000-49971

OCEAN WEST HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	71-0876952
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15991 Redhill Avenue, Suite 110
Tustin, California 92780
(Address of principal executive offices, including zip code)

(714) 247-4200
(Registrant’s telephone number, including area code)

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) On September 2, 2004, Hein & Associates LLP, the independent accountant previously engaged as the principal accountant to audit the financial statements of Ocean West Holding Corporation (“OWHC”) resigned. The reports of Hein & Associates LLP on OWHC’s consolidated financial statements for the fiscal year ended September 30, 2003 did not contain an adverse opinion or disclaimer of opinion. However the report was modified due to an uncertainty about OWHC’s ability to continue as a going concern. During OWHC’s fiscal year ended September 30, 2003 and the subsequent interim period preceding the resignation, there were no disagreements with Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates LLP, would have caused Hein & Associates LLP to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods. OWHC has provided a copy of this disclosure to Hein & Associates LLP and requested that Hein & Associates LLP furnish OWHC with a letter addressed to the Securities and Exchange Commission stating whether Hein & Associates LLP agrees with the statements made by OWHC in this report, and, if not, stating the respects in which they do not agree. A copy of Hein & Associates LLP’s response is included as an exhibit to this report.

(b) A new independent accountant has not yet been engaged by OWHC. OWHC will file a Current Report on Form 8-K when a new independent accountant has been engaged.

Item 9.01.	Financial Statements and Exhibits.

(3)	Exhibits

16	Letter from Hein & Associates LLP, dated September 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

OCEAN WEST HOLDING CORPORATION
Date: September 8, 2004	By:	/S/ Daryl S. Meddings
Daryl S. Meddings
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)